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                                                                 EXHIBIT 23(a)

                         [DELOITTE & TOUCHE LETTERHEAD]







Potash Corporation of Saskatchewan Inc.

     We hereby consent to (a) the use in the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 of our report dated February 12, 1996, and December 6, 1996, which is incorporated by reference in the Company's Annual Report on Form 10-K as amended for the year ended December 31, 1995, and (b) the reference to us under the heading "Experts" in the Proxy Statement/Prospectus included in such Registration Statement.


/s/  DELOITTE & TOUCHE


Chartered Accountants

Saskatoon, Saskatchewan, Canada
January 10, 1997